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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement on SB-2 registering 507,926 shares of Common Stock, 233,421 shares of Common Stock by selling securityholders, and 50,783 Redeemable Common Stock Purchase Warrants by selling securityholders.

                                          ARTHUR ANDERSEN LLP

New York, New York
December 15, 1997